Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-171011, 333-147724, 333-14006 and 333-9546 on Form S-8 of our report dated April 19, 2012, relating to the consolidated financial statements and financial statement schedule of Luxottica Group S.p.A. (which report expressed an unqualified opinion), appearing in this Annual Report on Form 20-F of Luxottica Group S.p.A. for the year ended December 31, 2012.

/s/ Deloitte & Touche S.p.A

Milan, Italy
April 29, 2013